GuideStone Funds Medium-Duration Bond Fund
                        (the "Fund")

CUSIP: 05533AAA0
Quarterly Report from Adviser for the Quarter Ending 6/30/2010
PROCEDURES PURSUANT TO RULE 10f-3*

(1)  Name of Underwriters                   Deutsche Bank
                                            Securities Inc
                                            Goldman Sachs &
                                            Co BBVA Securities Inc

(2)  Name of Issuer                         BBVA BANCOMER SA TEXAS

(3)  Title of Security                      BBVASM7 1/4 04/20

(4)  Date of Prospectus or First Offering   04/15/2010

(5)  Amount of Total Offering               1,000,000,000

(6)  Unit Price                             100.000

(7)  Underwriting Spread or Commission      0.200%

(8)  Rating                                 A3/BBB+/BBB+

(9)  Maturity Date                          04/22/2020

(10) Current Yield                          7.250%

(11) Yield to Maturity                      7.250%

(12) Subordination Features                 Sr. Subordinated


*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs &
Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

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                       GuideStone Funds Medium-Duration Bond Fund
                                   (the "Fund")

CUSIP: 05533AAA0
Quarterly Report from Adviser for the Quarter Ending 6/30/2010
PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13) Nature of Political Entity, if any, including
     in the case of revenue bonds, underlying entity
     supplying the revenue                                    N/A

(14) Total Par Value of Bonds Purchased                   625,000
(15) Dollar Amount of Purchases ($)                     625,000

(16) Number of Shares Purchased                        625,000

(17) Years of Continuous Operation (excluding        The company
     municipal securities; see (25)(d) below)        has been in
                                                     continuous
                                                     operation for
                                                     greater than
                                                     three years.

(18) % of Offering Purchased by Fund                 0.063%

(19) % of Offering Purchased by all other GSAM
     managed Portfolios and Accounts                 7.438%

(20) Sum of (18) and (19)**                          7.50%

(21) % of Fund's Total Assets applied to Purchase    0.24%

(22) Name(s) of Underwriter(s) or Dealer(s) from
     whom Purchased                                 Deutsche Bank

(23) Is the Adviser, any Sub-Adviser or any person
     of which the Adviser or Sub-Adviser is an
     "affiliated person", a Manager or Co-Manager
     of the Offering?                                Yes

(24) Were Purchases Designated as Group Sales or
     otherwise allocated to the Adviser, any Sub-
     Adviser or any person of which the Adviser or
     Sub-Adviser is an "affiliated person"?          No

(25) Have the following conditions been satisfied:

     (a)  The securities were part of an issue
          registered under the Securities Act of
          1933, as amended, which is being
          offered to the public, or were U.S.
          government securities, as defined in Section
          2(a)(29) of the Securities Exchange
          Act of 1934, or were securities sold in an
          Eligible Foreign Offering or were
          securities sold in an Eligible Rule 144A
          Offering?                                Yes

** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. ("GSAM") or Goldman Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment directions if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.

     (b)  The securities were purchased prior to
          the end of the first day on which any
          sales to the public were made, at a price
          that was not more than the price paid
          by each other purchaser of securities in
          that offering or in any concurrent offering
          of the securities (except, in the case of an
          Eligible Foreign Offering, for any rights to
          purchase required by law to be granted to
          existing security holders of the issue)
          or, if a rights offering, the securities were
          purchased on or before the fourth day
          preceding the day on which the rights
          offering terminated.                          Yes

     (c)  The underwriting was a firm commitment
          underwriting?                                 Yes

     (d)  With respect to any issue of
          municipal securities to be purchased, did
          the securities receive an investment
          grade rating from at least one
          unaffiliated nationally recognized
          statistical rating organizations, or if
          the issuer of the municipal securities
          to purchased, or the entity supplying the
          revenues from which the issue is to be
          paid , shall have been in continuous
          operation for less than three years
          (including the operation of any
          predecessors), did the securities
          receive one of the three highest ratings
          from one such rating organization?          N/A

/s/ Steve Goldman
Portfolio Manager